Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $18.8 MILLION AND ADJUSTED EBITDA

OF $299.3 MILLION FOR FIRST QUARTER FISCAL 2016

•	First Quarter Net Income of $18.8 Million and Net Income per Diluted Share of $0.02, Which Includes $0.02 of EnvisionRx Acquisition Related Expenses, Compared to Prior Year’s First Quarter Net Income of $41.4 Million and Net Income per Diluted Share of $0.04

•	First Quarter Adjusted EBITDA of $299.3 Million Compared to Adjusted EBITDA of $282.6 Million in Prior First Quarter

•	Rite Aid Updates Outlook for Fiscal 2016 to Include the Expected Results of EnvisionRx

CAMP HILL, Pa. (June 18, 2015) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal first quarter ended May 30, 2015. The company reported revenues of $6.6 billion, net income of $18.8 million or $0.02 per diluted share, and Adjusted EBITDA of $299.3 million, or 4.5 percent of revenues.

“Our first-quarter results reflect the continued progress we’re making in positioning Rite Aid for growth, including increases in same-store sales, same-store prescription count and Adjusted EBITDA,” said Rite Aid Chairman and CEO John Standley. “We generated these positive results while also making significant strategic investments to continue our transformation into a retail healthcare company. Through initiatives like adding RediClinics to Rite Aid stores, launching the ground-breaking wellness+ with Plenti program and our pending acquisition of EnvisionRx, we remain highly focused on delivering a differentiated experience to our customers and a higher level of care to the communities we serve.”

First Quarter Summary

Revenues for the quarter were $6.6 billion versus revenues of $6.5 billion in the prior year’s first quarter. Revenues increased 2.8 percent primarily as a result of an increase in same store sales.

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Rite Aid FY 2016 Q1 Press Release - page 2

Same store sales for the quarter increased 2.9 percent over the prior year, consisting of a 0.6 percent increase in front-end sales and a 3.9 percent increase in pharmacy sales. Pharmacy sales included an approximate 165 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 1.6 percent over the prior year period. Prescription sales accounted for 69.1 percent of total drugstore sales, and third party prescription revenue was 97.7 percent of pharmacy sales.

Net income was $18.8 million or $0.02 per diluted share compared to last year’s first quarter net income of $41.4 million or $0.04 per diluted share. The decline in net income resulted primarily from interest and other incremental pre-tax costs of $36.0 million, or $0.02 per share on an after-tax basis, incurred in connection with the company’s pending acquisition of EnvisionRx. These incremental costs were partially offset by an increase in Adjusted EBITDA.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $299.3 million or 4.5 percent of revenues for the first quarter compared to $282.6 million or 4.4 percent of revenues for the like period last year. Adjusted EBITDA improved due to an increase in front-end and pharmacy gross profit, partially offset by an increase in selling, general and administrative expenses related to our higher level of sales, clinic expansion and the roll-out of the Plenti program.

In the first quarter, the company relocated 2 stores, remodeled 108 stores and expanded 1 store, bringing the total number of wellness stores chainwide to 1,741. The company also closed 4 stores, resulting in a total store count of 4,566 at the end of the first quarter.

Rite Aid Updates Fiscal 2016 Guidance to Include the Expected Results of EnvisionRx

Rite Aid has updated its fiscal 2016 guidance to reflect the expected results of EnvisionRx for the period subsequent to the transaction close, which is expected to occur by the beginning of July. Rite Aid has also updated its guidance to reflect the cost to refinance its 8% First Lien Notes due 2020. Revenues, which includes PBM revenues are expected to be between $30.7 billion and $31.2 billion. Drugstore sales are expected to be between $26.9 billion and $27.4 billion and same store sales to range from an increase of 2.50 percent to an increase of 4.50 percent over fiscal 2015. Adjusted EBITDA (which is reconciled to net income on the attached table) guidance is expected to be between $1.350 billion and $1.450 billion and net income is expected to be between $150.0 million and $230.0 million or income per diluted share of $0.14 to $0.22. Capital expenditures are expected to be approximately $665 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 20, 2015. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 59491036.

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Rite Aid FY 2016 Q1 Press Release - page 3

Rite Aid is one of the nation’s leading drugstore chains with 4,566 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income, the most comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, sale of assets and investments and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	May 30, 2015	February 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,922,129	$115,899
Accounts receivable, net	969,725	980,904
Inventories, net of LIFO reserve of $1,003,515 and $997,528	2,820,784	2,882,980
Deferred tax assets	17,823	17,823
Prepaid expenses and other current assets	100,386	224,152
Total current assets	5,830,847	4,221,758
Property, plant and equipment, net	2,143,575	2,091,369
Goodwill	76,124	76,124
Other intangibles, net	403,085	421,480
Deferred tax assets	1,756,809	1,766,349
Other assets	319,334	286,172
Total assets	$10,529,774	$8,863,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$35,039	$100,376
Accounts payable	1,167,354	1,133,520
Accrued salaries, wages and other current liabilities	1,144,889	1,193,419
Deferred tax liabilities	57,685	57,685
Total current liabilities	2,404,967	2,485,000
Long-term debt, less current maturities	7,142,247	5,483,415
Lease financing obligations, less current maturities	57,585	61,152
Other noncurrent liabilities	772,244	776,629
Total liabilities	10,377,043	8,806,196

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,014,827	988,558
Additional paid-in capital	4,570,996	4,521,023
Accumulated deficit	(5,387,839)	(5,406,675)
Accumulated other comprehensive loss	(45,253)	(45,850)
Total stockholders' equity	152,731	57,056
Total liabilities and stockholders' equity	$10,529,774	$8,863,252

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 30, 2015	Thirteen weeks ended May 31, 2014
Revenues	$6,647,561	$6,465,531
Costs and expenses:
Cost of goods sold	4,788,031	4,662,552
Selling, general and administrative expenses	1,699,585	1,644,354
Lease termination and impairment charges	5,022	4,848
Interest expense	123,607	100,820
Loss (gain) on sale of assets, net	39	(370)

	6,616,284	6,412,204

Income before income taxes	31,277	53,327
Income tax expense	12,441	11,881
Net income	$18,836	$41,446

Basic and diluted earnings per share:

Numerator for earnings per share:
Income attributable to common stockholders - basic and diluted	$18,836	$41,446

Denominator:
Basic weighted average shares	986,691	963,332
Outstanding options and restricted shares, net	22,461	33,222

Diluted weighted average shares	1,009,152	996,554

Basic income per share	$0.02	$0.04
Diluted income per share	$0.02	$0.04

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended May 30, 2015	Thirteen weeks ended May 31, 2014
Net income	$18,836	$41,446
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $398 and $0 tax expense	597	659
Total other comprehensive income	597	659
Comprehensive income	$19,433	$42,105

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 30, 2015	Thirteen weeks ended May 31, 2014

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,647,561	$6,465,531
Cost of goods sold	4,788,031	4,662,552
Gross profit	1,859,530	1,802,979
LIFO charge	5,987	1,545
FIFO gross profit	1,865,517	1,804,524

Gross profit as a percentage of revenues	27.97%	27.89%
LIFO charge as a percentage of revenues	0.09%	0.02%
FIFO gross profit as a percentage of revenues	28.06%	27.91%

Selling, general and administrative expenses	1,699,585	1,644,354
Selling, general and administrative expenses as a percentage of revenues	25.57%	25.43%

Cash interest expense	102,762	96,435
Non-cash interest expense	20,845	4,385
Total interest expense	123,607	100,820

Adjusted EBITDA	299,263	282,613
Adjusted EBITDA as a percentage of revenues	4.50%	4.37%

Net income	18,836	41,446
Net income as a percentage of revenues	0.28%	0.64%

Total debt	7,234,871	5,704,386
Invested cash (a)	1,769,525	1,990
Total debt net of invested cash	5,465,346	5,702,396

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	141,037	94,342
Intangible assets acquired	14,293	19,586
Total cash capital expenditures	155,330	113,928
Equipment received for noncash consideration	545	-
Equipment financed under capital leases	800	1,683
Gross capital expenditures	$156,675	$115,611

(a)	Invested cash includes $1,769 million of cash set aside for funding the EnvisionRx acquisition.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended May 30, 2015	Thirteen weeks ended May 31, 2014

Reconciliation of net income to adjusted EBITDA:
Net income	$18,836	$41,446
Adjustments:
Interest expense	123,607	100,820
Income tax expense	12,441	11,881
Depreciation and amortization	109,649	103,105
LIFO charge	5,987	1,545
Lease termination and impairment charges	5,022	4,848
Other	23,721	18,968
Adjusted EBITDA	$299,263	$282,613
Percent of revenues	4.50%	4.37%

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended May 30, 2015	Thirteen weeks ended May 31, 2014

OPERATING ACTIVITIES:
Net income	$18,836	$41,446
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	109,649	103,105
Lease termination and impairment charges	5,022	4,848
LIFO charge	5,987	1,545
Loss (gain) on sale of assets, net	39	(370)
Stock-based compensation expense	7,370	4,156
Changes in deferred taxes	9,540	-
Excess tax benefit on stock options and restricted stock	(2,820)	(10,522)
Changes in operating assets and liabilities:
Accounts receivable	11,027	41,347
Inventories	56,204	59,375
Accounts payable	79,715	86,324
Other assets and liabilities, net	67,266	(91,506)
Net cash provided by operating activities	367,835	239,748
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(141,037)	(94,342)
Intangible assets acquired	(14,293)	(19,586)
Acquisition of Health Dialog and RediClinic, net of cash acquired	-	(65,306)
Proceeds from dispositions of assets and investments	2,838	1,873
Net cash used in investing activities	(152,492)	(177,361)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,800,000	1,152,293
Net payments to revolver	(141,000)	(49,000)
Principal payments on long-term debt	(5,577)	(1,157,443)
Change in zero balance cash accounts	(34,275)	(8,578)
Net proceeds from the issuance of common stock	3,378	10,904
Excess tax benefit on stock options and restricted stock	2,820	10,522
Deferred financing costs paid	(34,459)	(1,488)
Net cash provided by (used in) financing activities	1,590,887	(42,790)
Increase in cash and cash equivalents	1,806,230	19,597
Cash and cash equivalents, beginning of period	115,899	146,406
Cash and cash equivalents, end of period	$1,922,129	$166,003

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 27, 2016

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Total revenues	$30,700,000	$31,200,000

Drugstore sales	$26,900,000	$27,400,000

Same store sales	2.50%	4.50%

Gross capital expenditures	$665,000	$665,000

Reconciliation of net income to adjusted EBITDA:
Net income	$150,000	$230,000
Adjustments:
Interest expense	455,000	455,000
Income tax expense	97,000	151,000
Depreciation and amortization	470,000	465,000
LIFO charge	30,000	10,000
Loss on debt retirement	33,000	33,000
Store closing and impairment charges	55,000	45,000
Other	60,000	61,000
Adjusted EBITDA (1)	$1,350,000	$1,450,000

Diluted income per share	$0.14	$0.22

(1)	Includes estimated amounts related to our pending EnvisionRx acquisition assuming we close the transaction by the beginning of July 2015. Estimates for EBITDA, Interest expense and Depreciation and amortization are $100,000, $105,000, and $25,000, respectively. These estimates include acquisition related costs and interest to finance the acquisition from April 2, 2015 through the end of the year.